EXHIBIT 99.2

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three and Six Months Ended December 31, 2005 and 2004
(in thousands, except per share amounts)

	Three Months Ended December		Six Months Ended December
	2005	2004	2005	2004
Net Income / Earnings Per Share
Net income	$26,164	$23,134	$43,294	$41,892
Add: restructuring and impairment charge, net of related tax effect	--	--	2,612	--

Net income (excluding restructuring and impairment charge)	$26,164	$23,134	$45,906	$41,892

Earnings per basic share	$0.79	$0.65	$1.29	$1.17

Earnings per basic share (excluding restructuring and impairment charge)	$0.79	$0.65	$1.37	$1.17

Basic weighted average shares outstanding	33,078	35,601	33,499	35,906
Earnings per diluted share	$0.77	$0.63	$1.26	$1.14

Earnings per diluted share (excluding restructuring and impairment charge)	$0.77	$0.63	$1.34	$1.14

Diluted weighted average shares outstanding	33,845	36,564	34,236	36,831
Consolidated Operating Income / Operating Margin
Operating income	$44,288	$36,575	$72,482	$67,530
Add: restructuring and impairment charge	--	--	4,241	--

Operating income (excluding restructuring and impairment charge)	$44,288	$36,575	$76,723	$67,530

Net sales	$276,003	$245,252	$527,317	$475,598

Operating margin	16.0%	14.9%	13.7%	14.2%

Operating margin (excluding restructuring and impairment charge)	16.0%	14.9%	14.5%	14.2%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$33,494	$26,765	$63,309	$55,019
Add: restructuring and impairment charge	--	--	4,241	--

Wholesale operating income (excluding restructuring and impairment charge)	$33,494	$26,765	$67,550	$55,019

Wholesale net sales	$187,535	$161,335	$365,961	$322,650

Wholesale operating margin	17.9%	16.6%	17.3%	17.1%

Wholesale operating margin (excluding restructuring and impairment charge)	17.9%	16.6%	18.5%	17.1%

EBITDA
Net income	$26,164	$23,134	$43,294	$41,892
Add: interest expense	2,894	115	3,141	237
Add: income tax expense	16,311	14,604	26,989	26,597
Add: depreciation and amortization	5,535	5,237	10,855	10,646

EBITDA	$50,904	$43,090	$84,279	$79,372

Net sales	$276,003	$245,252	$527,317	$475,598

EBITDA as % of net sales	18.4%	17.6%	16.0%	16.7%

EBITDA	$50,904	$43,090	$84,279	$79,372
Add: restructuring and impairment charge	--	--	4,241	--

EBITDA (excluding restructuring and impairment charge)	$50,904	$43,090	$88,520	$79,372

Net sales	$276,003	$245,252	$527,317	$475,598

EBITDA as % of net sales (excluding restructuring and impairment charge)	18.4%	17.6%	16.8%	16.7%